Exhibit 99.1

                                                          CONFORMED COPY








                        BANKERS TRUST NEW YORK CORPORATION

                                       and

                           HARRIS TRUST AND SAVINGS BANK

                                   Rights Agent

                      Amended and Restated Rights Agreement

                    Dated as of February 22, 1988, as amended
                             as of November 26, 1997

                                TABLE OF CONTENTS

                                                                    Page

         Section 1.  Certain Definitions.........................      1

         Section 2.  Appointment of Rights Agent.................      7

         Section 3.  Issue of Right Certificates.................      7

         Section 4.  Form of Right Certificates..................      9

         Section 5.  Countersignature and Registration...........     10

         Section 6.  Transfer, Split Up, Combination and
                     Exchange of Right Certificates;
                     Mutilated, Destroyed, Lost or
                     Stolen Right Certificates...................     11

         Section 7.  Exercise of Rights; Purchase Price;
                     Expiration Date of Rights...................     12

         Section 8.  Cancellation and Destruction of Right
                     Certificates................................     14

         Section 9.  Availability of Preferred Shares............     14

         Section 10. Preferred Shares Record Date................     15

         Section 11. Adjustment of Purchase Price, Number
                     of Shares or Number of Rights...............     16

         Section 12. Certificate of Adjusted Purchase
                     Price or Number of Shares...................     27

         Section 13. Consolidation, Merger or Sale or
                     Transfer of Assets or Earning Power.........     27

         Section 14. Fractional Rights and Fractional Shares.....     28

         Section 15. Rights of Action............................     30

         Section 16. Agreement of Right Holders..................     31

         Section 17. Right Certificate Holder Not Deemed a
                     Stockholder.................................     32

         Section 18. Concerning the Rights Agent.................     32

         Section 19. Merger or Consolidation or Change of
                     Name of Rights Agent........................     33


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         Section 20. Duties of Rights Agent......................     34

         Section 21. Change of Rights Agent......................     37

         Section 22. Issuance of New Right Certificates..........     38

         Section 23. Redemption..................................     39

         Section 24. Exchange....................................     40

         Section 25. Notice of Certain Events....................     42

         Section 26. Notices.....................................     43

         Section 27. Supplements and Amendments..................     44

         Section 28. Successors..................................     45

         Section 29. Benefits of this Agreement..................     45

         Section 30. Severability................................     45

         Section 31. Governing Law...............................     46

         Section 32. Counterparts................................     46

         Section 33. Descriptive Headings........................     46

         Signatures..............................................     47

         Exhibit A - Form of Certificate of Amendment Creating
                     Series C Junior Participating Preferred
                     Stock
         Exhibit B - Form of Right Certificate
         Exhibit C - Summary of Rights to Purchase Preferred Shares























                      AMENDED AND RESTATED RIGHTS AGREEMENT


                   Agreement, dated as of February 22, 1988, as amended

         as of November 26, 1997, between Bankers Trust New York

         Corporation, a New York corporation (the "Company"), and Harris

         Trust and Savings Bank (the "Rights Agent").


                   The Board of Directors of the Company has authorized

         and declared a dividend of one preferred share purchase right

         (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on February 26, 1988 (the "Record

         Date"), each Right representing the right to purchase one one-

         hundredth interest in a Preferred Share (as hereinafter

         defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall

         become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final

         Expiration Date (as such terms are hereinafter defined).


                   Accordingly, in consideration of the premises and the

         mutual agreements herein set forth, the parties hereby agree as follows:


                   Section 1.  Certain Definitions.  For purposes of

         this Agreement, the following terms have the meanings

         indicated:


                   (a)  "Acquiring Person" shall mean any Person (as

              such term is hereinafter defined) who or which, together

              with all Affiliates and Associates (as such terms are

              hereinafter defined) of such Person, shall be the

              Beneficial Owner (as such term is hereinafter defined) of

              20% or more of the Common Shares of the Company then

              outstanding, but shall not include the Company, any

              Subsidiary (as such term is hereinafter defined) of the

              Company, any employee benefit plan of the Company or any

              Subsidiary of the Company, or any entity







              holding Common Shares for or pursuant to the terms of any

              such plan.  Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an

              acquisition of Common Shares by the Company which, by

              reducing the number of shares outstanding, increases the

              proportionate number of shares beneficially owned by such

              Person to 20% or more of the Common Shares of the Company

              then outstanding; provided, however, that if a Person

              becomes the Beneficial Owner of 20% or more of the Common

              Shares of the Company then outstanding by reason of share

              purchases by the Company and shall, after such share

              purchases by the Company, become the Beneficial Owner of

              any additional Common Shares of the Company, then such

              Person shall be deemed to be an "Acquiring Person".

              Notwithstanding the foregoing, if the Board of Directors

              of the Company determines in good faith that a Person who

              would otherwise be an "Acquiring Person", as defined

              pursuant to the foregoing provisions of this paragraph

              (a), has become such inadvertently, and such Person

              divests as promptly as practicable a sufficient number of

              Common Shares so that such Person would no longer be an

              "Acquiring Person", as defined pursuant to the foregoing

              provisions of this paragraph (a), then such Person shall

              not be deemed to be an "Acquiring Person" for any purposes under this Agreement.


                   (b)  "Affiliate" and "Associate" shall have the

              respective meanings ascribed to such terms in Rule 12b-2

              of the General Rules and Regulations under the Securities

              Exchange Act of 1934, as amended (the "Exchange Act"), as

              in effect on the date of this Agreement.


                   (c)  A Person shall be deemed the "Beneficial Owner"

              of and shall be deemed to "beneficially own" any

              securities:









                        (i)  which such Person or any of such Person's

                   Affiliates or Associates beneficially owns, directly

                   or indirectly;


                       (ii)  which such Person or any of such Person's

                   Affiliates or Associates has (A) the right to acquire

                   (whether such right is exercisable immediately or

                   only after the passage of time) pursuant to any

                   agreement, arrangement or understanding (other than

                   customary agreements with and between underwriters

                   and selling group members with respect to a bona fide

                   public offering of securities), or upon the exercise

                   of conversion rights, exchange rights, rights (other

                   than these Rights), warrants or options, or

                   otherwise; provided, however, that a Person shall not

                   be deemed the Beneficial Owner of, or to beneficially

                   own, securities tendered pursuant to a tender or

                   exchange offer made by or on behalf of such Person or

                   any of such Person's Affiliates or Associates until

                   such tendered securities are accepted for purchase or

                   exchange; or (B) the right to vote pursuant to any

                   agreement, arrangement or understanding; provided,

                   however, that a Person shall not be deemed the

                   Beneficial Owner of, or to beneficially own, any

                   security if the agreement, arrangement or

                   understanding to vote such security (1) arises solely

                   from a revocable proxy or consent given to such

                   Person in response to a public proxy or consent

                   solicitation made pursuant to, and in accordance

                   with, the applicable rules and regulations

                   promulgated under the Exchange Act and (2) is not

                   also then reportable on Schedule 13D under the

                   Exchange Act (or any comparable or successor report);

                   or










                      (iii)  which are beneficially owned, directly or

                   indirectly, by any other Person with which such

                   Person or any of such Person's Affiliates or

                   Associates has any agreement, arrangement or

                   understanding (other than customary agreements with

                   and between underwriters and selling group members

                   with respect to a bona fide public offering of

                   securities) for the purpose of acquiring, holding,

                   voting (except to the extent contemplated by the

                   proviso to Section 1(c)(ii)(B)) or disposing of any

                   securities of the Company.


                   (d)  "Business Day" shall mean any day other than a

              Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by

              law or executive order to close.


                   (e)  "Close of business" on any given date shall mean

              5:00 P.M., New York City time, on such date; provided,

              however, that if such date is not a Business Day it shall

              mean 5:00 P.M., New York City time, on the next succeeding

              Business Day.


                   (f)  "Common Shares" when used with reference to the

              Company shall mean the shares of common stock, par value

              $1.00 per share, of the Company.  "Common Shares" when

              used with reference to any Person other than the Company

              shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such

              other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned

              Person.


                   (g)  "Distribution Date" shall have the meaning set

              forth in Section 3 hereof.










                   (h)  "Final Expiration Date" shall have the meaning

              set forth in Section 7 hereof.


                   (i)  An "Offer" shall mean a written proposal

              delivered to the Company by any Person who both

              beneficially owns 1% or less of the outstanding Common

              Shares as of the date such proposal is delivered and who

              has not within one year prior to the delivery of such

              written proposal beneficially owned in excess of 1% of the then outstanding Common Shares of the Company and (at a

              time when such Person beneficially owned such greater than

              1% stake) disclosed, or caused the disclosure of, any

              intention which relates to or would result in the

              acquisition, or influence of control, of the Company (an

              "Offeror"), and which proposal:


                        (i)  provides for the acquisition of all of the

                   outstanding shares of Voting Stock (as hereinafter

                   defined) held by any Person other than the Offeror

                   and its Affiliates for cash at the same price;


                       (ii)  is accompanied by a written opinion of a

                   nationally recognized investment banking firm which

                   is addressed to the holders of shares of Voting Stock

                   other than the Offeror and its Affiliates and states

                   that the price to be paid to such holders pursuant to

                   the Offer is fair to such holders;


                      (iii)  states that the Offeror has obtained

                   written financing commitments from recognized

                   financing sources, and/or has on hand cash or cash

                   equivalents, for the full amount of all financing

                   necessary to consummate the Offer; and


                       (iv)  requests the Company to call a special

                   meeting of the holders of Voting Stock for the

                   purpose of












                   voting on a resolution requesting the Board of

                   Directors to accept such Offer and contains a written

                   agreement of the Offeror to pay (or share with any

                   other Offeror) at least one-half of the Company's

                   costs of such special meeting (exclusive of the

                   Company's costs of preparing and mailing proxy

                   material for its own solicitation).


                   (j)  "Person" shall mean any individual, firm,

              corporation or other entity, and shall include any

              successor (by merger or otherwise) of such entity.


                   (k)  "Preferred Shares" shall mean shares of Series C

              Junior Participating Preferred Stock, without par value

              per share, of the Company having the rights and

              preferences set forth in the form of Certificate of

              Amendment attached to this Agreement as Exhibit A.


                   (l)  "Redemption Date" shall have the meaning set

              forth in Section 7 hereof.


                   (m)  "Shares Acquisition Date" shall mean the first

              date of public announcement by the Company or an Acquiring

              Person that an Acquiring Person has become such.


                   (n)  "Subsidiary" of any Person shall mean any

              corporation or other entity of which a majority of the

              voting power of the voting equity securities or equity

              interest is owned, directly or indirectly, by such Person.


                   (o)  "Voting Stock" shall mean (i) the Common Shares

              of the Company and (ii) any other shares of capital stock

              of the Company entitled to vote generally in the election

              of directors or entitled to vote together with the Common

              Shares in respect of any merger, consolidation, sale of

              all









              or substantially all of the Company's assets, liquidation,

              dissolution or winding up.


                   Section 2.  Appointment of Rights Agent.  The Company

         hereby appoints the Rights Agent to act as agent for the

         Company and the holders of the Rights (who, in accordance with

         Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.


                   Section 3.  Issue of Right Certificates.  (a)  Until

         the earlier of (i) the tenth day after the Shares Acquisition

         Date or (ii) the tenth day after the date of the commencement by any Person (other than the Company, any Subsidiary of the

         Company, any employee benefit plan of the Company or of any

         Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates,

         and (y) the right to receive









         Right Certificates will be transferable only in connection with the transfer of Common Shares.  As soon as practicable after the Distribution Date, the Company will prepare and execute,

         the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested,

         send) by first-class  insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in

         substantially the form of Exhibit B hereto (a "Right

         Certificate"), evidencing one Right for each Common Share so held.  As of the Distribution Date, the Rights will be

         evidenced solely by such Right Certificates.


                   (b)  On the Record Date, or as soon as practicable

         thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of

         Exhibit C hereto (the "Summary of Rights"), by first-class,

         postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.  With respect to certificates for Common Shares outstanding as of the Record

         Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.  Until the Distribution Date (or the earlier of the

         Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of

         Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented

         thereby.


                   (c)  Certificates for Common Shares which become

         outstanding (including, without limitation, reacquired Common

         Shares referred to in the last sentence of this paragraph (c))

         after the









         Record Date but prior to the earliest of the Distribution Date,

         the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:


                   This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between Bankers Trust New York Corporation and Harris Trust and Savings Bank, dated as of February 22, 1988, as amended as of November 26, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Bankers Trust New York Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Bankers Trust New York Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.


         With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Shares

         represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such

         Common Shares shall be deemed cancelled and retired so that the

         Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.


                   Section 4.  Form of Right Certificates.  The Right

         Certificates (and the forms of election to purchase Preferred

         Shares and of assignment to be printed on the reverse thereof)

         shall be









         substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends,

         summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the

         provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed,

         or to conform to usage.  Subject to the provisions of Section

         22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth interests in a Preferred Share as shall be set forth therein at the price per one one-hundredth interest in a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-

         hundredth interests in a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.


                   Section 5.  Countersignature and Registration.  The

         Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its

         President, or any Vice President, either manually or by

         facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the

         Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right

         Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless,

         may be countersigned by the Rights Agent and issued and

         delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right









         Certificate may be signed on behalf of the Company by any

         person who, at the actual date of the execution of such Right

         Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an

         officer.


                   Following the Distribution Date, the Rights Agent

         will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of

         Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.


                   Section 6.  Transfer, Split Up, Combination and

         Exchange of Right Certificates; Mutilated, Destroyed, Lost or

         Stolen Right Certificates.  Subject to the provisions of

         Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration

         Date, any Right Certificate or Right Certificates (other than

         Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been

         exchanged pursuant to Section 24 hereof) may be transferred,

         split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to

         purchase a like number of one one-hundredth interests in a

         Preferred Share as the Right Certificate or Right Certificates

         surrendered then entitled such holder to purchase.  Any

         registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the

         principal office of the Rights Agent.  Thereupon the









         Rights Agent shall countersign and deliver to the person

         entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer,

         split up, combination or exchange of Right Certificates.


                   Upon receipt by the Company and the Rights Agent of

         evidence reasonably satisfactory to them of the loss, theft,

         destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security

         reasonably satisfactory to them, and, at the Company's request,

         reimbursement to the Company and the Rights Agent of all

         reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right

         Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost,

         stolen, destroyed or mutilated.


                   Section 7.  Exercise of Rights; Purchase Price;

         Expiration Date of Rights.  (a)  The registered holder of any

         Right Certificate may exercise the Rights evidenced thereby

         (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the

         Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth interest in a

         Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on February

         26, 2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the

         "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.










                   (b)  The Purchase Price for each one one-hundredth

         interest in a Preferred Share pursuant to the exercise of a

         Right shall initially be $480, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of

         America in accordance with paragraph (c) below.


                   (c)  Upon receipt of a Right Certificate representing

         exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right

         Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A)

         requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredth interests in a Preferred Share as are to be purchased (in which case certificates for the

         Preferred Shares represented by such receipts shall be

         deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with all such requests, (ii) when appropriate, requisition from the

         Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii)

         after receipt of such certificates or depositary receipts,

         cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.









                   (d)  In case the registered holder of any Right

         Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the

         Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of

         Section 14 hereof.


                   (e)  The Company covenants and agrees that it will

         cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be

         sufficient to permit the exercise in full of all outstanding

         Rights in accordance with this Section 7.


                   Section 8.  Cancellation and Destruction of Right

         Certificates.  All Right Certificates surrendered for the

         purpose of exercise, transfer, split up, combination or

         exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the

         Rights Agent shall so cancel and retire, any other Right

         Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right

         Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


                   Section 9.  Availability of Preferred Shares.  The

         Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares

         delivered









         upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.


                   The Company further covenants and agrees that it will

         pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the

         issuance or delivery of the Right Certificates or of any

         Preferred Shares upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right

         Certificates to a person other than, or the issuance or

         delivery of certificates or depositary receipts for the

         Preferred Shares in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such

         Right Certificates at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.


                   Section 10.  Preferred Shares Record Date.  Each

         person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred

         Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase

         Price (and any applicable transfer taxes) was made; provided,

         however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the

         Company are closed, such person shall be deemed to have become the record holder of such shares









         on, and such certificate shall be dated, the next succeeding

         Business Day on which the Preferred Shares transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without

         limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the

         Company, except as provided herein.


                   Section 11.  Adjustment of Purchase Price, Number of

         Shares or Number of Rights.  The Purchase Price, the number of

         Preferred Shares or interests therein covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.


                   (a)  (i)  In the event the Company shall at any time

         after the date of this Agreement (A) declare a dividend on the

         Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding

         Preferred Shares into a smaller number of Preferred Shares or

         (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as

         otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or

         reclassification, and the number and kind of shares of capital stock or interests therein issuable on such date, shall be proportionately adjusted so that the holder of any Right

         exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock or

         interests therein which, if such Right had been









         exercised immediately prior to such date and at a time when the

         Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to

         receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock or interests therein of the Company issuable upon exercise of one

         Right.


                   (ii)  Subject to Section 24 of this Agreement, in the

         event any Person shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon

         exercise thereof at a price equal to the then current Purchase

         Price multiplied by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of interests in Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A)

         multiplying the then current Purchase Price by the number of one one-hundredth interests in a Preferred Share for which a

         Right is then exercisable and dividing that product by (B) 50%

         of the then current per share market price of the Company's

         Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person.  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any

         action which would eliminate or diminish the benefits intended to be afforded by the Rights.


                   From and after the time any Person becomes an

         Acquiring Person any Rights that are or were acquired or

         beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to

         exercise such Rights under any provision of this Agreement.  No

         Right Certificate shall be is-









         sued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void

         pursuant to the preceding sentence or any Associate or

         Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such

         Acquiring Person, Associate or Affiliate; and any Right

         Certificate delivered to the Rights Agent for transfer to an

         Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.


                   (iii)   In the event that there shall not be

         sufficient Common Shares issued but not outstanding or

         authorized but unissued to permit the exercise in full of the

         Rights in accordance with the foregoing subparagraph (ii) of this paragraph (a), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights.


                   (b)  In case the Company shall fix a record date for

         the issuance of rights, options or warrants to all holders of

         Preferred Shares entitling them (for a period expiring within

         45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights,

         privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred

         Shares or equivalent preferred shares at a price per Preferred

         Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred

         Shares or equivalent preferred shares) less than the then

         current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase

         Price to be in effect after such record date shall be

         determined by multiplying the Purchase









         Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of

         Preferred Shares outstanding on such record date plus the

         number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent

         preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be

         offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional

         Preferred Shares and/or equivalent preferred shares to be

         offered for subscription or purchase (or into which the

         convertible securities so to be offered are initially

         convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock or interests therein of the Company issuable upon exercise of one

         Right.  In case such subscription price may be paid in a

         consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as

         determined in good faith by the Board of Directors of the

         Company, whose determination shall be described in a statement filed with the Rights Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustments shall be made successively whenever such a record date is

         fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


                   (c)  In case the Company shall fix a record date for

         the making of a distribution to all holders of the Preferred

         Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the

         continuing or surviving corporation) of evidences of

         indebtedness or assets









         (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants

         (excluding those referred to in Section 11(b) hereof), the

         Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect

         immediately prior to such record date by a fraction, the

         numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of

         Directors of the Company, whose determination shall be

         described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants

         applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred

         Shares; provided, however, that in no event shall the

         consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock (or interests therein) of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively

         whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


                   (d)  (i)  For the purpose of any computation

         hereunder, the "current per share market price" of any security

         (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive

         Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is

         determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of









         such Security or securities convertible into such shares, or

         (B) any subdivision, combination or reclassification of such

         Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or

         reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.

         The closing price for each day shall be the last sale price,

         regular way, or, in case no such sale takes place on such day,

         the average of the closing bid and asked prices, regular way,

         in either case as reported in the principal consolidated

         transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New

         York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the

         Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the

         average of the high bid and low asked prices in the over-the-

         counter market, as reported by the National Association of

         Securities Dealers, Inc. Automated Quotations System ("NASDAQ")

         or such other system then in use, or, if on any such date the

         Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the

         Board of Directors of the Company.  The term "Trading Day"

         shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.










                   (ii)    For the purpose of any computation hereunder,

         the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in

         Section 11(d)(i).  If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred

         Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to

         Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.  If neither the

         Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the

         Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.


                   (e)  No adjustment in the Purchase Price shall be

         required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided,

         however, that any adjustments which by reason of this Section

         11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All

         calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth interest in a

         Preferred Share or one ten-thousandth interest in any other share or security as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of

         (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.


                   (f)  If as a result of an adjustment made pursuant to

         Section 11(a) hereof, the holder of any Right thereafter

         exercised shall become entitled to receive any shares of

         capital









         stock of the Company other than Preferred Shares or interests therein, thereafter the number of such other shares so

         receivable upon exercise of any Right shall be subject to

         adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the

         Preferred Shares contained in Section 11(a) through (c),

         inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.


                   (g)  All Rights originally issued by the Company

         subsequent to any adjustment made to the Purchase Price

         hereunder shall evidence the right to purchase, at the adjusted

         Purchase Price, the number of one one-hundredth interests in a

         Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.


                   (h)  Unless the Company shall have exercised its

         election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

         Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter

         evidence the right to purchase, at the adjusted Purchase Price,

         that number of one one-hundredth interests in a Preferred Share

         (calculated to the nearest one one-millionth interest in a

         Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths interests covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and

         (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.


                   (i)  The Company may elect on or after the date of

         any adjustment of the Purchase Price to adjust the number of

         Rights, in substitution for any adjustment in the number of one one-hundredth interests in a Preferred Share purchasable upon the









         exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth interests in a Preferred Share for which a Right was exercisable immediately prior to such

         adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights

         (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in

         effect immediately after adjustment of the Purchase Price.  The

         Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the

         adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter,

         but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.

         If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the

         Company shall, as promptly as practicable, cause to be

         distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section

         14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right

         Certificates held by such holders prior to the date of

         adjustment, and upon surrender thereof, if required by the

         Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.

         Right Certificates so to be distributed shall be issued,

         executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the

         public announcement.









                   (j)  Irrespective of any adjustment or change in the

         Purchase Price or the number of one one-hundredth interests in a Preferred Share issuable upon the exercise of the Rights, the

         Right Certificates theretofore and thereafter issued may

         continue to express the Purchase Price and the number of one one-hundredth interests in a Preferred Share which were

         expressed in the initial Right Certificates issued hereunder.


                   (k)  Before taking any action that would cause an

         adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of tie Preferred Shares issuable upon exercise of the Rights, the Company shall take any

         corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.


                   (l)  In any case in which this Section 11 shall

         require that an adjustment in the Purchase Price be made

         effective as of a record date for a specified event, the

         Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument

         evidencing such holder's right to receive such additional

         shares upon the occurrence of the event requiring such

         adjustment.


                   (m)  Anything in this Section 11 to the contrary

         notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those

         adjustments ex-









         pressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred

         Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of

         Preferred Shares or securities which by their terms are

         convertible into or exchangeable for Preferred Shares,

         dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.


                   (n)  In the event that at any time after the date of

         this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision,

         combination or consolidation of the Common Shares (by

         reclassification or otherwise than by payment of dividends in

         Common Shares) into a greater or lesser number of Common

         Shares, then in any such case (i) the number of one one-

         hundredth interests in a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredth interests in a

         Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common

         Shares outstanding immediately before such event and the

         denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share

         outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section

         11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or

         consolidation is effected.









                   Section 12.  Certificate of Adjusted Purchase Price

         or Number of Shares.  Whenever an adjustment is made as

         provided in Sections 11 and 13 hereof, the Company shall

         promptly (a) prepare a certificate setting forth such

         adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with

         Section 25 hereof.


                   Section 13.  Consolidation, Merger or Sale or

         Transfer of Assets or Earning Power.  In the event, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall

         consolidate with the Company, or merge with and into the

         Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger,

         all or part of the Common Shares shall be changed into or

         exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its

         Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its

         Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries,

         then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase

         Price multiplied by the number of one one-hundredth interests in a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of

         Preferred Shares, such number of Common Shares of such other

         Person (including the Company as successor thereto or as the surviving









         corporation) as shall equal the result obtained by (A)

         multiplying the then current Purchase Price by the number of one one-hundredth interests in a Preferred Share for which a

         Right is then exercisable and dividing that product by (B) 50%

         of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)

         hereof) on the date of consummation of such consolidation,

         merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the

         obligations and duties of the Company pursuant to this

         Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with

         Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall

         thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.  The Company shall not consummate any such consolidation, merger, sale or transfer unless prior

         thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so

         providing.  The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which,

         as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.


                   Section 14.  Fractional Rights and Fractional

         Shares.

         (a)  The Company shall not be required to

         issue fractions of Rights or to distribute Right Certificates which evidence frac-









         tional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New

         York Stock Exchange or, if the Rights are not listed or

         admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national

         securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by

         NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a

         professional market maker making a market in the Rights

         selected by the Board of Directors of the Company.  If on any

         such date no such market maker is making a market in the

         Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.


                   (b)  The Company shall not be required to issue

         fractional interests in Preferred Shares (other than fractional interests which are integral multiples of one one-hundredth of

         a









         Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional interests in Preferred

         Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share).  Fractional interests in Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it;

         provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary

         receipts.  In lieu of fractional interests in Preferred Shares that are not integral multiples of one one-hundredth of a

         Preferred Share, the Company shall pay to the registered

         holders of Right Certificates at the time such Rights are

         exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred

         Share.  For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second

         sentence of Section 11(d)(i) hereof) for the Trading Day

         immediately prior to the date of such exercise.


                   (c)  The holder of a Right by the acceptance of the

         Right expressly waives his right to receive any fractional

         Rights or any fractional shares upon exercise of a Right

         (except as provided above).


                   Section 15.  Rights of Action.  All rights of action

         in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates

         (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right

         Certifi-









         cate (or, prior to the Distribution Date, of the Common

         Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the

         Distribution Date, of the Common Shares), may, in his own

         behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.

         Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.


                   Section 16.  Agreement of Right Holders.  Every

         holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:


                   (a)  prior to the Distribution Date, the Rights will

         be transferable only in connection with the transfer of the

         Common Shares;


                   (b)  after the Distribution Date, the Right

         Certificates are transferable only on the registry books of the

         Rights Agent if surrendered at the principal office of the

         Rights Agent, duly endorsed or accompanied by a proper

         instrument of transfer; and


                   (c)  the Company and the Rights Agent may deem and

         treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares

         certificate) is registered as the absolute owner thereof and of the









         Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the

         associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever,

         and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.


                   Section 17.  Right Certificate Holder Not Deemed a

         Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or interests therein or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right

         Certificate be construed to confer upon the holder of any Right

         Certificate, as such, any of the rights of a shareholder of the

         Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting

         thereof, or to give or withhold consent to any corporate

         action, or to receive notice of meetings or other actions

         affecting shareholders (except as provided in Section 25

         hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right

         Certificate shall have been exercised in accordance with the provisions hereof.


                   Section 18.  Concerning the Rights Agent.  The

         Company agrees to pay to the Rights Agent reasonable

         compensation for all services rendered by it hereunder and,

         from time to time, on demand of the Rights Agent, its

         reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The

         Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense,

         incurred without negligence, bad faith or









         willful misconduct on the part of the Rights Agent, for

         anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of

         liability in the premises.


                   The Rights Agent shall be protected and shall incur

         no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this

         Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other

         securities of the Company, instrument of assignment or

         transfer, power of attorney, endorsement, affidavit, letter,

         notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be

         signed, executed and, where necessary, verified or

         acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.


                   Section 19.  Merger or Consolidation or Change of

         Name of Rights Agent.  Any corporation into which the Rights

         Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any

         successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not









         delivered, any such successor Rights Agent may adopt the

         countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been

         countersigned, any successor Rights Agent may countersign such

         Right Certificates either in the name of the predecessor Rights

         Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


                   In case at any time the name of the Rights Agent

         shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights

         Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right

         Certificates either in its prior name or in its changed name;

         and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

         Agreement.


                   Section 20.  Duties of Rights Agent.  The Rights

         Agent undertakes the duties and obligations imposed by this

         Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:


                   (a)  The Rights Agent may consult with legal counsel

         (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and

         protection to the Rights Agent as to any action taken or

         omitted by it in good faith and in accordance with such

         opinion.


                   (b)  Whenever in the performance of its duties under

         this Agreement the Rights Agent shall deem it necessary or desir-









         able that any fact or matter be proved or established by the

         Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be

         conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive

         Officer, the President, any Vice President, the Treasurer or

         the Secretary of the Company and delivered to the Rights Agent;

         and such certificate shall be full authorization to the Rights

         Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.


                   (c)  The Rights Agent shall be liable hereunder to

         the Company and any other Person only for its own negligence,

         bad faith or willful misconduct.


                   (d)  The Rights Agent shall not be liable for or by

         reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same,

         but all such statements and recitals are and shall be deemed to have been made by the Company only.


                   (e)  The Rights Agent shall not be under any

         responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the

         Company of any covenant or condition contained in this

         Agreement or in any Right Certificate; nor shall it be

         responsible for any change in the exercisability of the Rights

         (including the Rights becoming void pursuant to Section

         11(a)(ii) hereof) or any adjustment in the terms of the Rights

         (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the as-









         certaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or

         warranty as to the authorization or reservation of any

         Preferred Shares to be issued pursuant to this Agreement or any

         Right Certificate or as to whether any Preferred Shares will,

         when issued, be validly authorized and issued, fully paid and nonassessable.


                   (f)  The Company agrees that it will perform,

         execute, acknowledge and deliver or cause to be performed,

         executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the

         Rights Agent of the provisions of this Agreement.


                   (g)  The Rights Agent is hereby authorized and

         directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the

         Board, the Chief Executive Officer, the President, any Vice

         President, the Secretary or the Treasurer of the Company, and

         to apply to such officers for advice or instructions in

         connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.


                   (h)  The Rights Agent and any shareholder, director,

         officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the

         Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the









         Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                   (i)  The Rights Agent may execute and exercise any of

         the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or

         agents, and the Rights Agent shall not be answerable or

         accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company

         resulting from any such act, default, neglect or misconduct,

         provided reasonable care was exercised in the selection and continued employment thereof.


                   Section 21.  Change of Rights Agent.  The Rights

         Agent or any successor Rights Agent may resign and be

         discharged from its duties under this Agreement upon 30 days'

         notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing,

         mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or

         Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  If the

         Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a

         successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or

         incapacitated Rights Agent or by the holder of a Right

         Certificate (who shall, with such notice, submit his Right

         Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of

         competent jurisdiction for the appointment of a new Rights

         Agent.  Any successor









         Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York

         (or of any other state of the United States so long as such corporation is authorized to do business as a banking

         institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as

         Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and

         responsibilities as if it had been originally named as Rights

         Agent without further act or deed; but the predecessor Rights

         Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice

         thereof in writing to the registered holders of the Right

         Certificates.  Failure to give any notice provided for in this

         Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the

         Rights Agent or the appointment of the successor Rights Agent,

         as the case may be.


                   Section 22.  Issuance of New Right Certificates.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

         issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any

         adjustment or change in the Purchase Price and the number or kind or class of









         shares or other securities or property purchasable under the

         Right Certificates made in accordance with the provisions of this Agreement.


                   Section 23.  Redemption.  (a)  The Rights may be

         redeemed by action of the Board of Directors pursuant to

         subsection (b) of this Section 23 or by shareholder action pursuant to subsection (c) of this Section 23 and shall not be redeemed in any other manner.


                   (b)  The Board of Directors of the Company may, at

         its option, at any time prior to such time as any Person

         becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per

         Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof

         (such redemption price being hereinafter referred to as the

         "Redemption Price").


                   (c)  Immediately upon the action of the Board of

         Directors of the Company ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

         The Company shall promptly give public notice of any such

         redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to subsection (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights

         Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner









         herein provided shall be deemed given, whether or not the

         holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption

         Price will be made.  Neither the Company nor any of its

         Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of

         Common Shares prior to the Distribution Date.


                   Section 24.  Exchange.  (a)  The Board of Directors

         of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include

         Rights that have become void pursuant to the provisions of

         Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

         Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any

         Person (other than the Company, any Subsidiary of the Company,

         any employee benefit plan of the Company or any such

         Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of

         50% or more of the Common Shares then outstanding.


                   (b)  Immediately upon the action of the Board of

         Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such









         Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the

         failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such

         Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common

         Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.

         Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.


                   (c)  In any exchange pursuant to this Section 24, the

         company, at its option, may substitute interests in Preferred

         Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for

         Rights, at the initial rate of one one-hundredth interest in a

         Preferred Share (or equivalent preferred share) for each Common

         Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to Section 3(A)

         of the Certificate of Amendment attached hereto as Exhibit A,

         so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one

         Common Share.


                   (d)  In the event that there shall not be sufficient

         Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as con-









         templated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize

         additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.


                   (e)  The Company shall not be required to issue

         fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.  In lieu of such fractional

         Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional

         Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this subsection (e)

         the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this

         Section 24.


                   Section 25.  Notice of Certain Events.  (a)  In case

         the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred

         Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its

         Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to

         effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its

         Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole)

         to, any other Person, (v) to ef-









         fect the liquidation, dissolution or winding up of the Company,

         or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision,

         combination or consolidation of the Common Shares (by

         reclassification or otherwise than by payment of dividends in

         Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with

         Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

         transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the

         Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred

         Shares, whichever shall be the earlier.


                   (b)  In case the event set forth in Section 11(a)(ii)

         hereof shall occur, then the Company shall as soon as

         practicable thereafter give to each holder of a Right

         Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.


                   Section 26.  Notices.  Notices or demands authorized

         by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail,

         postage









         prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                   Bankers Trust New York Corporation
                   1 Bankers Trust Plaza
                   New York, New York  10006

                   Attention:  Secretary


         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the

         Company or by the holder of any Right Certificate to or on the

         Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


                   Harris Trust and Savings Bank
                   88 Pine Street
                   Wall Street Plaza
                   New York, New York  10005

                   Attention:  Tenders and Exchanges


         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

         Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


                   Section 27.  Supplements and Amendments.  The Company

         may from time to time supplement or amend this Agreement

         without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any

         provision contained herein which may be defective or

         inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall be consistent with and for the purpose of

         fulfilling, the objectives of the









         Board of Directors in adopting this Agreement, any such

         supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person,

         this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

         Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in

         Sections 1(a) and 3(a) hereof from 20% to not less than the greater of (i) the largest percentage of the outstanding Common

         Shares then known by the Company to be beneficially owned by any Person and (ii) 10%, which reduced threshold may apply to all or selective provisions of this Agreement, as the Board of

         Directors may specify.


                   Section 28.  Successors.  All the covenants and

         provisions of this Agreement by or for the benefit of the

         Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


                   Section 29.  Benefits of this Agreement.  Nothing in

         this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the

         Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the

         Rights Agent and the registered holders of the Right

         Certificates (and, prior to the Distribution Date, the Common

         Shares).


                   Section 30.  Severability.  If any term, provision,

         covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions,

         covenants









         and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or

         invalidated.


                   Section 31.  Governing Law.  This Agreement and each

         Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.


                   Section 32.  Counterparts.  This Agreement may be

         executed in any number of counterparts and each of such

         counterparts shall for all purposes be deemed to be an

         original, and all such counterparts shall together constitute but one and the same instrument.


                   Section 33.  Descriptive Headings.  Descriptive

         headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the

         meaning or construction of any of the provisions hereof.





















                   IN WITNESS WHEREOF, the parties hereto have caused

         this Agreement to be duly executed and attested, all as of the day and year first above written.

         Attest:                      BANKERS TRUST NEW YORK CORPORATION


         By /s/                       By /s/
         Title:                          Title:


         Attest:                      HARRIS TRUST AND SAVINGS BANK


         By /s/                       By /s/
         Title:                          Title:









































                                                               Exhibit A

                             CERTIFICATE OF AMENDMENT

                                      of the

                      RESTATED CERTIFICATE OF INCORPORATION

                                        of

                        BANKERS TRUST NEW YORK CORPORATION

                         ________________________________

                             Under Section 805 of the
                             Business Corporation Law
                         ________________________________


                   Pursuant to the provisions of Sections 502 and 805 of

         the Business Corporation Law, the undersigned hereby certify:


                   1. The name of the Corporation is Bankers Trust New York Corporation. The name under which it was formed is BT New York Corporation.

                   2. The Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on May 12, 1965.

                   3. The Restated Certificate of Incorporation of the Corporation is hereby amended by the addition of the following provision stating the number, designations, relative rights, preferences and limitations of a series of Preferred Stock of the Corporation, designated as Series C Junior Participating Preferred Stock, as fixed by the Board of Directors of the Corporation pursuant to the authority vested in it by the Restated Certificate of Incorporation of the Corporation:

                   Series C Junior Participating Preferred Stock:

                   Section 1. Designation and Amount. The shares of such series shall be designated as "Series C Junior Participating Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be ________. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of out-






         standing options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

                   Section 2.  Dividends and Distributions.

                   (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock, par value $10.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.









                   (B) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                   (C)  Dividends shall begin to accrue and be
              cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                   Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                   (A)  Subject to the provision for adjustment
              hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in








              shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                   (C) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                   Section 4.  Certain Restrictions.

                   (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

                       (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;










                      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

                       (iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                   (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                   Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                   Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount








         equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of









         which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   Section 8. No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

                   Section 9. Rank. The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                   Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class.




























                   IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment, and do affirm the foregoing as true, this __ day of February, 1988.

                                           _______________________
                                           _______________________


































                                                               Exhibit B

                            Form of Right Certificate
         Certificate No. R-                               _______ Rights

                   NOT EXERCISABLE AFTER FEBRUARY 26, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE
                   SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO
                   EXCHANGE ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED RIGHTS AGREEMENT.

                                Right Certificate

                        BANKERS TRUST NEW YORK CORPORATION

                   This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of February 22, 1988, as amended as of November 26, 1997 (the "Rights Agreement"), between Bankers Trust New York Corporation, a New York corporation (the "Company"), and Harris Trust and Savings
         Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. New York City time, on February 26, 2008 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth interest in a fully paid non-assessable share of Series C Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company, at a purchase price of $480 per one one-hundredth interest in a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths interests in Preferred Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 26, 1988, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths interests in preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                   This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by ref-






         erence and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

                   This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of interests in Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                   Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Company at a redemption price of $.O1 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $1.00 per share.

                   No fractional interests in Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional interests which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                   No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.








                   This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                   WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of __________, 19__.

         ATTEST:                            BANKERS TRUST NEW YORK
                                              CORPORATION

                                            By


         Countersigned:

         HARRIS TRUST AND SAVINGS
           BANK


         By
               Authorized Signature




































                    Form of Reverse Side of Right Certificate

                                FORM OF ASSIGNMENT

                 (To be executed by the registered holder if such
                holder desires to transfer the Right Certificate.)

                   FOR VALUE RECEIVED __________________________________
         hereby sells, assigns and transfers unto ______________________
         _______________________________________________________________
                 (please print name and address or transferee)
         _______________________________________________________________
                   this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

         Dated:  ________________, 19__
                                           _____________________________
                                           Signature

         Signature Guarantee:

                   Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         ---------------------------------------------------------------

                   The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                           _____________________________
                                           Signature

         ---------------------------------------------------------------


















              Form of Reverse Side of Right Certificate -- continued

                           FORM OF ELECTION TO PURCHASE

                       (To be executed if holder desires to
                         exercise the Right Certificate.)

         To:  BANKERS TRUST NEW YORK CORPORATION

                   The undersigned hereby irrevocably elects to exercise ______________________________ Rights represented by this Right
         Certificate to purchase the interests in Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such interests in Preferred Shares be issued in the name of:

         Please insert social security
         or other identifying number

         _________________________________________________________________
                         (Please print name and address)
         _________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

         Please insert social security
         or other identifying number
         _________________________________________________________________
                         (Please print name and address)
         _________________________________________________________________

         Dated: __________________, 19__
                                           _____________________________
                                           Signature

         Signature Guarantee:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National
         Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.














              Form of Reverse Side of Right Certificate - continued

         -------------------------------------------------------------

                   The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).
                                           _____________________________
                                           Signature

         -------------------------------------------------------------

                                      NOTICE

                   The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                   In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.
































                                                               Exhibit C


                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED SHARES

                   On February 16, 1988, the Board of Directors of Bankers Trust New York Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The dividend is payable on February 26, 1988 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth interest in a share of Series C Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company, at a price of $480 per one one-hundredth interest in a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

                   Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any Common Share certificate outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

                   The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the







         Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                   The Rights are not exercisable until the Distribution Date. The Rights will expire on February 26, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

                   The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or
         (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                   The number of outstanding Rights and the number of one one-hundredths interests in Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                   Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.









                   Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                   In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

                   At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                   With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the marked price of the Preferred Shares on the last trading day prior to the date of exercise.

                   At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exer-


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         cise the Rights will terminate and the only right of the
         holders of Rights will be to receive the Redemption Price.

                   The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 20% to not less than the greater of (i) the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any Person and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                   Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                   A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A dated November 26, 1997. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.



























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